EXHIBIT 10.10

QUANEX BUILDING PRODUCTS CORPORATION

SECTION 16 OFFICER

[STOCK-][CASH-]SETTLED

RESTRICTED STOCK UNIT AWARD AGREEMENT

[GRANTEE NAME]

Grantee

Date of Award:	<< >>

Number of Restricted Stock Units:	<< >>

General Vesting Schedule/Restricted Period:	[ years, with vesting in installments of % on the anniversary date of the Date of Award in each of the years.] [100% exercisable on [ . 0% exercisable prior to ]

AWARD OF RESTRICTED STOCK UNITS

1.	GRANT OF RESTRICTED STOCK UNIT AWARD. The Compensation Committee (the “Committee”) of the Board of Directors of Quanex Building Products Corporation, a Delaware corporation (the “Company”), subject to the terms and provisions of the Quanex Building Products Corporation 2008 Omnibus Incentive Plan, as amended (the “Plan”), hereby awards to you, the above-named Grantee, effective as of the Date of Award set forth above (the “Date of Award”), that number of restricted stock units set forth above (the “RSUs”), on the terms and conditions set forth in this Restricted Stock Unit Award Agreement (this “Agreement”).

During the Restricted Period, the RSUs will be evidenced by entries in a bookkeeping ledger account which reflect the number of RSUs credited under the Plan for your benefit. For purposes of this Agreement, the term “Restricted Period” means the period designated by the Committee during which the RSUs are subject to forfeiture and restrictions on transfer (the “Forfeiture Restrictions”). The Restricted Period and all Forfeiture Restrictions on the RSUs covered hereby shall lapse as to those RSUs when the RSUs become vested in accordance with this Agreement, at which time the Company shall issue to you [cash in an amount equal to the fair market value of] one share of the Company’s common stock, $0.01 par value per share (the “Common Stock”), less applicable withholding, in exchange for each RSU that is awarded to you hereby and thereafter you shall have no further rights with respect to such RSU. [The Company shall cause to be delivered to you (or your legal representative or heir) a stock certificate representing those shares of the Common Stock issued in exchange for RSUs awarded hereby, and such shares of the Common Stock shall be transferable by you (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable federal or state securities law).]

2.	SEPARATION FROM SERVICE/CHANGE IN CONTROL. Notwithstanding anything to the contrary in this Agreement, the following provisions will apply in the event of your Separation from Service (within the meaning of Section 409A (your “Separation from Service”)) from the Company and all Affiliates (the “Company Group”), or a Change in Control of the Company occurs, before the end of the Restricted Period under this Agreement. For purposes of this Agreement, a “Change in Control” of the Company shall have the meaning ascribed to such term in the Change in Control Agreement between you and the Company.

Section 16 Officer

Stock Settled—Cash Settled

2.1 Separation from Service Generally. Except as otherwise expressly provided to the contrary in this Section 2, in the event of your Separation from Service, the number of RSUs then subject to Forfeiture Restrictions shall be forfeited to the Company without consideration on the date of your Separation from Service.

2.2 Change in Control of the Company. If a Change in Control of the Company occurs, you do not incur a Separation from Service prior to such time, and the successor company in the Change in Control does not otherwise assume or substitute for the award granted hereby, then any remaining Forfeiture Restrictions shall lapse and your RSUs shall vest immediately prior to the occurrence of the Change in Control. Notwithstanding anything to the contrary contained in this Agreement or the Plan, if following the commencement of any discussion with a third person that ultimately results in a Change in Control of the Company, (i) your employment with the Company is terminated, (ii) you are removed from any material duties or position with the Company, (iii) your base salary is reduced, or (iv) your target annual bonus is reduced to an amount less than the target bonus paid to you during the previous fiscal year, then for all purposes of this Agreement, such Change in Control of the Company shall be deemed to have occurred on the date immediately prior to the date of such termination, removal, or reduction.

2.3 Disability. In the event of your Separation from Service due to your Disability, any remaining Forfeiture Restrictions shall lapse and your RSUs (to the extent unvested) shall vest, in each case, on the date of such Separation from Service and on a prorated basis with respect to the number of RSUs determined by dividing the number of days during the period commencing on the later of the Date of Award or the last anniversary vesting date and ending on the date of your Disability by the total number of days between the later of the Date of Award or the last anniversary vesting date and the final vesting date as set forth above.

2.4 Death. In the event of your Separation from Service due to your death, any remaining Forfeiture Restrictions shall lapse and your RSUs (to the extent unvested) shall vest, in each case, on the date of such Separation from Service and on a prorated basis with respect to the number of RSUs determined by dividing the number of days during the period commencing on the later of the Date of Award or the last anniversary vesting date and ending on the date of your death by the total number of days between the later of the Date of Award or the last anniversary vesting date and the final vesting date as set forth above.

2.5 Retirement. In the event of your Separation from Service due to your Retirement, any remaining Forfeiture Restrictions shall lapse and your RSUs (to the extent unvested) shall vest, in each case, on the date of such Separation from Service and on a prorated basis with respect to the number of RSUs determined by dividing the number of days during the period commencing on the later of the Date of Award or the last anniversary vesting date and ending on the date of your Separation from Service by the total number of days between the later of the Date of Award or the last anniversary vesting date and the final vesting date as set forth above. For purposes of this Section 2.5, “Retirement” means your voluntary Separation from Service from the Company Group on or after the date on which (a) you are age 65 or (b) you are age 55 and have five years of service with the Company Group.

3.	TAX WITHHOLDING. To the extent that the receipt of the RSUs or this Agreement, the vesting of the RSUs or a distribution under this Agreement results in income, wages or other compensation to you for any income, employment or other tax purposes with respect to which the Company has a withholding obligation, you shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if you fail to do so, the Company is authorized to withhold from the Shares awarded hereby or from any cash or stock remuneration or other payment then or thereafter payable to you any tax required to be withheld by reason of such taxable income, wages or compensation sufficient to satisfy the withholding obligation based on the last per share sales price of the Common Stock for the trading day immediately preceding the date that the withholding obligation arises, as reported in the New York Stock Exchange Composite Transactions.

Section 16 Officer

Stock Settled—Cash Settled

4.	NONTRANSFERABILITY. Notwithstanding anything in this Agreement to the contrary and except as specified below, the RSUs awarded to you under this Agreement shall not be transferable or assignable by you other than by will or the laws of descent and distribution. You may transfer the RSUs to (a) a member or members of your immediate family, (b) to a revocable living trust established exclusively for you or you and your spouse, (c) a trust under which your immediate family members are the only beneficiaries or (d) a partnership of which your immediate family members are the only partners. For this purpose, “immediate family” means your spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.

The terms applicable to the assigned RSUs shall be the same as those in effect for the RSUs immediately prior to such assignment and shall be set forth in such documents to be executed by the assignee as the Company may deem appropriate. You may also designate one or more persons as the beneficiary or beneficiaries of your outstanding RSUs under the Plan, and those RSUs shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon your death while holding those RSUs. Such beneficiary or beneficiaries shall take the transferred RSUs subject to all the terms and conditions of this Agreement. Except for the limited transferability provided by the foregoing, outstanding RSUs under the Plan shall not be assignable or transferable.

None of the Company, its employees or directors makes any representations or guarantees concerning the tax consequences associated with the inclusion of this provision in this Agreement or your transfer of the RSUs. It is your sole responsibility to seek advice from your own tax advisors concerning those tax consequences. You are entitled to rely upon only the tax advice of your own tax advisors.

[Further, any shares of Common Stock awarded hereunder may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. You agree that (a) the Company may refuse to cause the transfer of such shares to be registered on the stock register of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable federal or state securities law and (b) the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of such shares.]

5.	CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The existence of the RSUs shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

6.	RSUS DO NOT AWARD ANY RIGHTS OF A SHAREHOLDER. You shall not have the voting rights or any of the other rights, powers or privileges of a holder of the Common Stock with respect to the RSUs that are awarded hereby. [Only after shares of Common Stock are issued in exchange for your rights under this Agreement will you have all of the rights of a shareholder with respect to such shares.]

Section 16 Officer

Stock Settled—Cash Settled

7.	PAYMENT OF DIVIDEND EQUIVALENTS. If during the period you hold any RSUs awarded hereby the Company pays a dividend in cash with respect to the outstanding shares of the Common Stock (a “Cash Dividend”), then the Company will pay to you in cash, an amount equal to the product of (a) the RSUs awarded hereby that have not been exchanged by the Company for cash and (b) the amount of the Cash Dividend paid per share of the Common Stock (the “Dividend Equivalent”). The Company shall pay to you currently (and in no case later than the end of the calendar year in which the dividends are paid to the holders of the Common Stock, or if later, the 15th day of the third month following the date the dividends are paid to the holders of the Common Stock) an amount equal to such Dividend Equivalents.

If during the period you hold any RSUs awarded hereby the Company pays a dividend in shares of the Common Stock with respect to the outstanding shares of the Common Stock, then the Company will increase the RSUs awarded hereby that have not then been exchanged by the Company for shares of the Common Stock by an amount equal to the product of (a) the RSUs awarded hereby that have not been exchanged by the Company for cash and (b) the number of shares of the Common Stock paid by the Company per share of the Common Stock (collectively, the “Stock Dividend RSUs”). Each Stock Dividend RSU will be paid in cash at the same time and on the same basis as such RSU.

8.	NOT AN EMPLOYMENT AGREEMENT. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between you and the Company or any Affiliate or guarantee the right to remain employed by the Company or any Affiliate for any specified term.

9.	[SECURITIES ACT LEGEND. If you are or become an officer or affiliate of the Company under the Securities Act of 1933, you consent to the placing on any certificate for the shares of Common Stock issuable under this Agreement of an appropriate legend restricting resale or other transfer of such shares except in accordance with such Act and all applicable rules thereunder.]

10.	LIMIT OF LIABILITY. Under no circumstances will the Company or an Affiliate be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan.

11.	[REGISTRATION. The shares of Common Stock that may be issued under the Plan are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8.]

12.	[SALE OF SECURITIES. The shares of Common Stock that may be issued under this Agreement may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. You also agree that (a) the Company may refuse to cause the transfer of the shares of Common Stock issued under this Agreement to be registered on the stock register of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable federal or state securities law and (b) the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the shares of Common Stock issued under this Agreement.]

13.	SECTION 409A OF THE INTERNAL REVENUE CODE. This Agreement and all payments made hereunder, are intended to meet the short-term deferral exception described under section 1.409A-1(b)(4) of the applicable Treasury regulations, or otherwise comply with, Section 409A, and this Agreement shall be interpreted so as to effect that intent. By accepting this Award, you acknowledge and agree that (a) you are not relying upon any written or oral statement or oral statement or representation of the Company, its Affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) regarding the tax effects associated with execution of this Agreement and the [Shares issued][payment made] made pursuant to the Plan, and (b) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. By accepting this Award, you thereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with the Award and this Agreement.

Section 16 Officer

Stock Settled—Cash Settled

14.	DELAYED PAYMENT IN CERTAIN CIRCUMSTANCES. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IF YOU ARE A SPECIFIED EMPLOYEE (WITHIN THE MEANING OF SECTION 409A) AND THE COMPANY DETERMINES THAT A PAYMENT HEREUNDER IS NOT PERMITTED TO BE PAID ON THE DATE SPECIFIED WITHOUT THE IMPOSITION OF ADDITIONAL TAXES, INTEREST OR PENALTIES UNDER SECTION 409A, THEN NO PAYMENTS SHALL BE MADE TO YOU PURSUANT TO THIS AWARD DUE TO A SEPARATION FROM SERVICE FOR ANY REASON BEFORE THE EARLIER OF THE DATE THAT IS SIX MONTHS AND A DAY AFTER THE DATE ON WHICH YOU INCUR SUCH SEPARATION FROM SERVICE OR FIVE BUSINESS DAYS FOLLOWING THE DATE OF YOUR DEATH.

15.	PAYMENT TO RABBI TRUST IN CONNECTION WITH DELAYED PAYMENT. If the Committee determines in its sole discretion that you are a Specified Employee as of any Payment Date and that Section 409A applies as set forth in Section 13 of this Agreement, then any such portion payable during the Six-Month Delay Period shall be transferred to a rabbi trust (which shall be a rabbi trust previously created by the Company that contains other amounts of deferred compensation payable by the Company or a rabbi trust created by the Company or its successor) as soon as administratively feasible following the occurrence of the event giving rise to your right to such payment, except to the extent such transfer would subject you to penalties under the funding restriction provisions of Section 409A, as amended by the Pension Protection Act of 2006, and such amounts (together with earnings thereon determined in accordance with the terms of the trust agreement) shall be transferred from the trust to you upon the earlier of (i) the expiration of the Six-Month Delay Period, or (ii) any other earlier date permitted under Section 409A.

16.	MISCELLANEOUS. This Agreement is awarded pursuant to and is subject to all of the provisions of the Plan, including amendments to the Plan, if any. In the event of a conflict between this Agreement and the Plan provisions, the Plan provisions will control. The term “you” and “your” refer to the Grantee named in this Agreement. Capitalized terms that are not defined herein shall have the meanings ascribed to such terms in the Plan. This Agreement shall be binding on the Company’s successors and assigns.

In accepting the award of RSUs set forth in this Agreement you accept and agree to be bound by all the terms and conditions of the Plan.

QUANEX BUILDING PRODUCTS CORPORATION

[Name and Title of Executing Officer]

Section 16 Officer

Stock Settled—Cash Settled

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